Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-290340) of Guident Corp (the “Company”) of our report dated May 9, 2025, except for the 3rd paragraph of Note 11, and its related effects to the financial statements, which is as of September 18, 2025, related to the financial statements of the Company as of and for the years ended December 31, 2024 and 2023, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

December 2, 2025